As filed with the Securities and Exchange Commission on April 25, 2012

Registration No. 333-177946

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEARSIGN COMBUSTION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington	3823	26-2056298
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(206) 673-4848

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Rutkowski

Chief Executive Officer

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

(206) 673-4848

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin Friedmann, Esq.	Andrew Hudders, Esq.
Edgar D. Park, Esq.	Carl Van Demark, Esq.
Richardson & Patel, LLP	Golenbock Eiseman Assor Bell & Peskoe LLP
750 Third Avenue, 9th Floor	437 Madison Avenue
New York, New York 10017	New York, New York
Telephone: (212) 561-5559	Telephone: (212) 907-7300
Fax: (917) 591-6898	Fax: (212) 754-0330

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(d) under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-1, as amended (File No. 333-177946), initially filed by the Registrant on November 14, 2011 and declared effective by the Securities and Exchange Commission on April 24, 2012. The Registrant is filing this Amendment for the sole purpose of adding Exhibits 1.1 and 4.1 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement, other than supplementing Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

All exhibits filed or incorporated by reference in the Registration Statement are incorporated by reference into, and shall be deemed to be part of, this Amendment, except for the following, which are filed herewith.

Exhibit No.	Description

1.1	Underwriting Agreement*
4.2	Underwriter’s Warrant*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 25th day of April, 2012.

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Richard Rutkowski
Richard Rutkowski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: April 25, 2012	/s/ Richard F. Rutkowski
Richard F. Rutkowski
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: April 25, 2012	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer
(Principal Financial and Accounting
Officer)

Dated: April 25, 2012	*
David B. Goodson
Chief Science Officer and Director

Dated: April 25, 2012	*
Stephen E. Pirnat, Director

Dated: April 25, 2012	*
Scott P. Isaacson, Director

Dated: April 25, 2012	*
Lon E. Bell, Ph.D., Director

*By:	/s/ Richard F. Rutkowski
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement*
4.2	Underwriter’s Warrant*

*Filed herewith.